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                               OBJECT DESIGN, INC.
             STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS)   Exhibit 11.1
                     PER COMMON AND COMMON EQUIVALENT SHARE
                    (in thousands, except per share amounts)

                                                            Three Months Ended              Nine Months Ended
                                                               September 30,                  September 30,
                                                        -----------------------        -------------------------
                                                           1996            1995            1996            1995
Historical - Primary:
        Weighted average issued common
            stock outstanding                            18,634           2,168           7,517           2,168
        Weighted average cheap stock (2)                  1,921           7,364           5,536           7,364
        Weighted average common stock
            equivalents                                     108              --              --              --
        Less:  assumed purchases of
            treasury shares                                  --              --              --              --
                                                       --------        --------        --------        --------
               Weighted average number of
                   common and common
                   equivalent shares outstanding         20,662           9,532          13,054           9,532
                                                       ========        ========        ========        ========
Net income (loss)                                      $    510        $ (3,708)       $    938        $(10,324)
Less:  accretion of redeemable convertible
        preferred stock to redemption value                (174)             --          (1,173)             --
                                                       --------        --------        --------        --------
Net income (loss) available to common
        stockholders                                   $    336        $ (3,708)       $   (235)       $(10,324)
                                                       ========        ========        ========        ========
Net income (loss) per common and
        common equivalent share                        $   0.02        $  (0.39)       $  (0.02)       $  (1.08)



Pro forma (1)
        Weighted average issued common
            and preferred stock outstanding (1)          25,087                          24,219
        Weighted average cheap stock (2)                    432                             278
        Weighted average common stock
            equivalents                                   3,042                           3,809
        Less:  assumed purchases of treasury
            shares                                           --                              --
                                                       --------                        --------
               Weighted average number of
                   common and common
                   equivalent shares outstanding         28,561                          28,306
                                                       ========                        ========
Net income (loss)                                      $    510                        $    938

Net income (loss) per share                            $   0.02                        $   0.03
                                                       ========                        ========


Notes:
 (1) All shares of convertible preferred stock are considered, on a pro forma basis, to be common stock and are included using the if-converted method on the dates of their original issuance.
 (2) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock, common stock equivalents and Series J Preferred Stock within one year prior of the initial filing of the registration statement, at share prices below the assumed initial public offering price of $10.00 per share are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, since the inception of the Company.


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